November 18, 2015

Securities and Exchange Commission

450 Fifth Street

N.W. Washington, DC 20549

We have read the statements of CrossClick Media, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated October 1, 2015 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ KLJ & Associates, LLP

5201 Eden Avenue

Suite 300

Edina, Minnesota 55436

630.277.2330

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